UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2025 (January 8, 2025)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2025, Global Medical REIT Inc. (the “Company”) and Jeffrey Busch, Chairman of the Board and Chief Executive Officer, reached an agreement regarding Mr. Busch’s transition from service as the Company’s Chief Executive Officer and anticipated continuation as a member of the Company’s Board of Directors (the “Board”). Pursuant to a Transition and Separation Agreement and General Release of Claims dated as of January 8, 2025 (the “Separation Agreement”), Mr. Busch, the Company and Inter-American Management LLC (“Inter-American”) agreed that Mr. Busch’s employment, and service as Chief Executive Officer and President of the Company and Inter-American, would end no later than the first to occur of (i) the date that a successor to the position of Chief Executive Officer who has been appointed in accordance with the Board’s approved succession process begins employment, or (ii) June 30, 2025 (such date that is the first to occur, the “Succession Date”). The Board has directed the Nominating and Corporate Governance Committee of the Board to conduct a comprehensive search process to identify a new Chief Executive Officer with the assistance of an executive search firm. Mr. Busch intends to stand for re-election as a director at the Company’s 2025 annual meeting of stockholders, and it is expected that he will continue to serve as non-executive Chairman of the Board following the Succession Date.  Mr. Busch’s departure is not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

Pursuant to the Separation Agreement, and in consideration for Mr. Busch (i) assisting with the transition to the new Chief Executive Officer and continuing in employment through the Succession Date, (ii) executing, and not revoking, releases of claims in favor of the Company, and (iii) otherwise satisfying the terms of the Separation Agreement, Mr. Busch will receive separation benefits to which he is entitled under that certain Employment Agreement between Mr. Busch and the Company effective as of July 9, 2020 and later amended by that certain letter agreement dated January 27, 2021 following his cessation of employment.

The foregoing summary of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On January 8, 2025, the Company provided a press release relating to the foregoing transition from service.

A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On December 4, 2024, the Board appointed Lori Wittman to serve as lead independent director, effective January 1, 2025.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Transition and Separation and General Release of Claims, dated January 8, 2025, by and among Jeffrey Busch, Global Medical REIT Inc., and Inter-American Management LLC.
99.1⁕	Press Release, dated January 8, 2025, issued by Global Medical REIT Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

⁕ Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MEDICAL REIT INC.

By:	/s/ Jamie Barber
Jamie A. Barber
Secretary and General Counsel

Date: January 8, 2025